                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    ----------------------------------------



                                   FORM 8-K/A



                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 6, 1998
                                                         ---------------


                 NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
                 -----------------------------------------------
       (Exact name of small business issuer as specified in its charter)



         Nevada                    0-25344                      25-1741216
         ------                    -------                      ----------
(State or other juris-         (Commission file              (I.R.S. Employer
diction of organization)           number)                  Identification No.)



1315 Greg Street, Suite 103, Sparks, Nevada                    89431
-------------------------------------------                    ------
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code   (702) 356-2315
                                                     --------------



                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

     Amendment No. 1

     National Medical Financial Services Corporation (the "Company") hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated January 6, 1998 as follows:

Item 7.    Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired.

          Attached as Exhibit 7(a) are the Shoreline Medical Billing Systems, Inc. and Maybruch & Co. ("Shoreline Medical Business Systems") audited combined balance sheets as of December 31, 1997 and 1996, and related combined statement of income and retained earnings and of cash flows for each of the two years for the periods ended December 31, 1997 and 1996 and related notes to the financial statements and independent auditors' report.

          (b) Unaudited Proforma Financial Information.

          Attached as Exhibit 7(b) are the unaudited proforma balance sheet as of December 31, 1997 and unaudited proforma statement of income for the year ended December 31, 1997.

          (c) Exhibits

          7(a) Shoreline Medical Billing Systems, Inc. and Maybruch & Co.
               ("Shoreline Medical Billing Systems") audited combined balance sheets as of December 31, 1997 and 1996, and related combined statement of income and retained earnings and of cash flows for each of the two years for the periods ended December 31, 1997 and 1996 and related notes to the financial statements and independent auditors' report.

          7(b) Attached as Exhibit 7(b) are the unaudited proforma balance sheet as of December 31, 1997 and unaudited proforma statement of income for the year ended December 31, 1997.

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                            NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
                            -----------------------------------------------
                                            (Registrant)



Date:  October 30, 1998     By:   /s/  Robert W. Horner, Jr.
                               ---------------------------------------
                               Robert W. Horner, Jr., Vice President,
                               Chief Financial Officer, Secretary
                               and Treasurer

Exhibit 7(a): Financial statements of business acquired

     Shoreline Medical Billing Systems, Inc. and Maybruch & Co. ("Shoreline Medical Billing Systems") audited combined balance sheets as of December 31, 1997 and 1996, and related combined statement of income and retained earnings and of cash flows for each of the two years for the periods ended December 31, 1997 and 1996 and related notes to the financial statements and independent auditors' report.

                       SHORELINE MEDICAL BILLING SYSTEMS

                              FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED
                           DECEMBER 31, 1997 AND 1996

                                                              June 3, 1998



To the Board of Directors of
         Shoreline Medical Billing Systems:

     We have audited the accompanying balance sheet of Shoreline Medical Billing Systems (See Note 1) as of December 31, 1997 and 1996 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shoreline Medical Billing Systems as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.








             MEDWIG LABRIOLA & CO.

                       SHORELINE MEDICAL BILLING SYSTEMS

                                 BALANCE SHEET

                                  DECEMBER 31



                                     ASSETS



                                                         1997            1996
                                                      --------          --------
Current assets:
  Cash and cash equivalents ................          $  8,340          $ 44,091
  Accounts receivable ......................           175,340           221,785
  Notes receivable - Related
         party (Note 4) ....................           116,050           112,000
  Prepaid expenses .........................            18,023
                                                      --------          --------
  Total current assets .....................           317,753           377,876
                                                      --------          --------
Property and equipment - net (Note 5) ......            76,057            65,377
                                                      --------          --------
         Total assets ......................          $393,810          $443,253
                                                      --------          --------
                                                      --------          --------
                                  LIABILITIES

Current Liabilities:
  Accounts payable..........................          $ 50,563          $ 46,036
  Bank loans payable (Note 6) ..............            25,144            95,000
                                                      --------          --------
  Total current liabilities ................            75,707           141,036
                                                      --------          --------
  Long-term debt (Note 6) .................            124,856           129,027
                                                      --------          --------
         Total liabilities .................           200,563           270,063
                                                      --------          --------
                                     EQUITY

Common stock (Note 1) ......................             1,000             1,000
Retained earnings ..........................           192,247           172,190
                                                      --------          --------
         Total equity ......................           193,247           173,190
                                                      --------          --------
Total liabilities and equity ...............          $393,810          $443,253
                                                      --------          --------
                                                      --------          --------

                       SHORELINE MEDICAL BILLING SYSTEMS

                       INCOME STATEMENTS AND STATEMENT OF
                               CHANGES IN EQUITY

                        FOR THE YEARS ENDED DECEMBER 31


                                                    1997                 1996
                                                 ---------            ---------
                                    REVENUE
Billing to clients ...................         $ 1,749,534          $ 1,484,757
Interest income ......................              12,731
                                                 ---------            ---------
  Total revenue ......................           1,762,265            1,485,757
                                                 ---------            ---------
                                    EXPENSE

Payroll costs & related benefits .....           1,066,581              902,325
Supplies & operating costs ...........             467,795              370,007
Depreciation .........................              19,349               11,366
Selling & administration .............             107,234               86,401
Interest .............................              19,181               17,893
                                                 ---------            ---------
  Total expenses .....................           1,680,140            1,387,992
                                                 ---------            ---------
Net income ...........................              82,125               97,765

Equity - beginning of period .........             172,190              147,651

Distributions ........................             (62,068)             (73,226)
                                                 ---------            ---------
Equity - end of year .................         $   192,247          $   172,190
                                                 ---------            ---------
                                                 ---------            ---------

                       SHORELINE MEDICAL BILLING SYSTEMS

                            STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31


                                                               1997              1996
                                                             --------          ---------
Cash flows from operating activities:
  Net income .......................................         $ 82,125          $  97,765
Adjustments to reconcile net income
  to net cash provided by (used by)
  operating activities:
         Depreciation ..............................           19,349            11,366
  Changes in assets and liabilities:
         Decrease (increase) in accounts receivable            46,445           (80,134)
         (Increase) in notes receivable ............           (4,050)          (81,355)
         (Increase) in prepaid expenses ............          (18,024)           36,765
         Increase in accounts payable ..............            7,616
                                                             --------          ---------
  Net cash provided by operating activities ........          133,461           (15,593)
                                                             --------          ---------
Cash flows from investing activities:
  Additions to fixed assets ........................          (30,029)          (48,415)
  Distributions to shareholders ....................          (62,068)          (73,226)
                                                             --------          ---------
  Net cash used in investing activities ............          (92,097)         (121,641)
                                                             --------          ---------
Cash flows from financing activities:
  Bank loans obtained ..............................          150,000           225,000
  Payments on bank loans ...........................         (227,115)          (34,135)
                                                             --------          ---------
  Net cash provided by financing activities ........          (77,115)          190,865
                                                             --------          ---------
  Net (decrease) increase in cash                             (35,751)           53,631

Cash balance - beginning of year ...................           44,091            (9,540)
                                                             --------          ---------

Cash balance - end of year .........................         $  8,340         $  44,091
                                                             --------          ---------
                                                             --------          ---------

                       SHORELINE MEDICAL BILLING SYSTEMS

                       NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 1 - ACCOUNTING POLICIES

     Shoreline Medical Billing Systems (Shoreline) was incorporated in 1994 and all stock is owned by Morris Maybruch. Mr. Maybruch has a 75% ownership interest as a partner in the firm of Maybruch & Cygielman (M&C) Both of these entities markets its services to medical providers offering billing, accounts receivable, collection and business consulting services. Effective January 1, 1998, Mr. Maybruch's interest in both entities was purchased by National Medical Financial Services Corporation (NMFS) (see Note 2).

     For the purpose of these financial statements the combined financial statements are presented to include Shoreline and Mr. Maybruch's 75% partnership interest in M&C with guaranteed payments made to the departing partner reflected as payroll costs & related benefits.

     The combined financial statements will be referred to as "Shoreline Medical Billing Systems". Effective January 1, 1998, M&C partnership was dissolved. Mr. Maybruch consulting activities subsequent to December 31, 1997 will be conducted through NMFS.

NOTE 2 - SALE OF ASSETS TO NMFS

     Effective January 1, 1998, NMFS purchased certain assets of Shoreline and Mr. Maybruch's 75% interest in M&C for total consideration of $1,313,702. Cash consideration amounted to $913,702 with stock consideration of an additional $400,000. As of January 1, 1998, 163,405 shares of NMFS stock was issued to Mr. Maybruch. Additional shares of NMFS stock may be issued in the future if the market price of the NMFS shares is not sufficient to yield $400,000 and Shoreline operating results achieve levels specified in the purchase agreements.

     A summary of the net assets sold to NMFS is presented below:

                  Accounts receivable        $175,340
                  Fixed assets and software    76,057
                                             ---------
                                             $251,397
                                             ---------
                                             ---------

                       SHORELINE MEDICAL BILLING SYSTEMS

                       NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 3 - ACCOUNTING POLICIES

Revenue Recognition

     Fees for the Company's services are primarily based on a percentage of net collections on patient accounts, and revenue is recognized as such services are performed.

Cash and Cash Equivalents

     Cash and cash equivalents include all highly liquid investments with an initial maturity of note more than three months.

Property and Equipment

     Property and equipment is stated at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally seven years for furniture and fixtures and five years for data processing equipment.

Income Taxes

     Shoreline is an "S" Corporation and M&C is a partnership. No income tax provision is necessary in these financial statements, since the tax effect of its income is the responsibility of the shareholder/partner.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 - NOTES RECEIVABLE - RELATED PARTY

     Notes receivable related party are advances made to the shareholder. No interest has been paid or accrued. The note is payable on demand.

                       SHORELINE MEDICAL BILLING SYSTEMS

                       NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


NOTE 5 - PROPERTY AND EQUIPMENT

                                          1997         1996
                                        --------     --------

         Computer Equipment & fixtures   $117,110     $ 87,575
         Less: Accumulated Depreciation   (41,053)     (22,198)
                                         --------     --------
                                         $ 76,057     $ 65,377
                                         --------     --------
                                         --------     --------

NOTE 6 - BANK LOANS PAYABLE


                                                 1997         1996
                                             ---------      ---------
          8% loan from bank payable
                  through 2002                 $150,000
          9% loan from bank payable
                  through 1999                              $ 149,027
           Variable rate loan from bank
                  payable through 1999                         75,000
                                             ---------      ---------
                                               150,000        224,027
          Less: Current portion                (25,144)       (95,000)
                                             ---------      ---------
                                             $ 124,856      $ 129,027
                                             ---------      ---------
                                             ---------      ---------

     The loans are personally guaranteed by the shareholder. Principal repayments during the succeeding five years are: $25,144 in 1998; $27,367 in 1999; $29,786 in 2000; $32,419 in 2001 and $35,284 in 2002.

NOTE 7 - LEASES

     Minimum lease payments for the succeeding five years are:


                  1998              $63,936
                  1999              $69,264
                  2000              $71,928
                  2001              $77,256
                  2002              $82,584


Exhibit 7(b): Unaudited Proforma Financial Information

     The accompanying unaudited proforma combined balance sheet as of December 31, 1997 and unaudited proforma combined statements of income for the year ended December 31, 1997 are presented to reflect the acquisition of assets and business operations of Shoreline Medical Billing Systems, Inc. and Maybruch & Co. ("Shoreline Medical Billing Systems") for a purchase price of $913,702 in cash and 1,634,043 shares of the Company's common stock valued at $0.24 per share. The acquisitions were effected pursuant to the terms of the Medical Billing Business Asset Purchase Agreement and Accounting Business Asset Purchase Agreement, dated January 1, 1998 ("Asset Purchase Agreements"). The acquisitions were accounted for under the purchase method of accounting. The accompanying unaudited proforma combined financial statements reflects the effects of a preliminary allocation of the purchase price.

     The accompanying unaudited proforma combined financial statements should be read in conjunction with the respective companies' historical financial statements and notes thereto. The unaudited proforma combined financial statements are presented for informational purposes only and are not necessarily indicative of actual results had the foregoing transaction occurred as described in the following paragraph, nor do they purport to represent results of future operations of the combined companies.

     The unaudited proforma combined balance sheet assumes the acquisitions occurred on December 31, 1997. The unaudited proforma combined statements of income present the historical statements of income for the year ended December 31, 1997 adjusted to give effect to the acquisitions as if the acquisitions had occurred on January 1, 1997. Unaudited proforma combined financial information presented herein reflects adjustments for (i) the estimated allocation of purchase price to the fair value of the assets acquired, (ii) the effect of recurring charges related to the acquisition, primarily the amortization of goodwill, and (iii) the recording of shares of common stock issued for the acquisition. The unaudited combined financial information does not reflect any adjustments for the potential issuance of additional shares of the Company's common stock which may be issued under the terms of the Asset Purchase Agreements.

                NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
                        PROFORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (In thousands)

                                     ASSETS

                                                                                       Proforma
                                                    NMFS         Shoreline            Adjustments          Total
                                               -----------       ----------          -----------       -----------
                                                                 (Note B)
Current assets:
  Cash and cash equivalents ...........        $     317.5                                             $    317.5
  Accounts receivable .................            3,009.2       $    175.0                               3,184.2
  Notes and interest receivable
    - related party ...................            2,848.0                                                2,848.0
  Refundable income taxes .............            1,756.6                  (Note D)     $ (4.0)          1,752.6
  Other assets ........................              309.0                                                  309.0
                                               -----------       ----------           -----------       -----------
             Total current assets .....            8,240.3            175.0                (4.0)          8,411.3
                                               -----------       ----------           -----------       -----------

  Property and equipment, net .........               19.8             76.0                                  95.8
  Intangible assets, net ..............              624.2          1,063.0 (Note C)      (71.0)          1,616.2
  Other assets ........................              185.3                                                  185.3
                                               -----------       ----------           -----------       -----------

             Total assets .............        $   9,069.6       $  1,314.0              $(75.0)        $10,308.6
                                               -----------       ----------           -----------       -----------
                                               -----------       ----------           -----------       -----------

                                  LIABILITIES
Current liabilities:

  Accrued subcontract fees ............        $   2,165.1                                                2,165.1
  Accounts payable and accrued
    expenses ..........................               46.9       $    914.0 (Note B)     $(82.0)            878.9
  Accrued terminations costs ..........              305.7                                                  305.7
  Short term debt .....................               97.7                                                   97.7
                                               -----------       ----------           -----------       -----------

             Total current liabilities             2,615.4            914.0               (82.0)          3,447.4
                                               -----------       ----------           -----------       -----------
  Long-term debt ......................              171.8                                                  171.8
                                               -----------       ----------           -----------       -----------

             Total liabilities ........            2,787.2            914.0               (82.0)          3,619.2
                                               -----------       ----------           -----------       -----------

                              STOCKHOLDERS' EQUITY

Preferred stock
Common stock, $.01 par value,
    40,000,000 shares authorized ......               15.4              1.6                                  17.0
Paid-in capital .......................           12,511.3            398.4                              12,909.7
Retained earnings (deficit) ...........           (5,244.3)                                 7.0          (5,237.3)

Common stock in escrow to be
    returned ..........................           (1,000.0)                                              (1,000.0)
                                               -----------       ----------           -----------       -----------

             Total stockholders' equity            6,282.4            400.0                 7.0           6,689.4
                                               -----------       ----------           -----------       -----------
             Total liabilities and
               stockholder's equity ...        $   9,069.6       $  1,314.0              $(75.0)      $  10,308.6
                                               -----------       ----------           -----------       -----------
                                               -----------       ----------           -----------       -----------


                NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
                       PROFORMA COMBINED INCOME STATEMENT
                               DECEMBER 31, 1997
                                 (In thousands)



                                                                                      Proforma           Proforma
                                           NMFS               Shoreline              Adjustments         Combined
                                     ---------------       ---------------           -----------       ------------
                                                               (Note B)

Revenues ....................        $       8,257.5       $       1,749.0                            $   10,006.5

Direct cost of billings and
  subcontract expense .......                5,619.0               1,534.0                                 7,153.0
                                     ---------------       ---------------           ----------       ------------

             Operating income                2,638.5                 215.0                                 2,853.5

Selling, general and
  administrative expense ....                  617.8                 107.0                                   724.8
Depreciation and amortization
  expense ...................                  507.2                  19.0 (Note C)        71.0              597.2
Interest (income) net                         (315.0)                  7.0                                  (308.0)
Write-offs of expense client
  contracts .................               11,029.1                                                      11,029.1
                                     ---------------       ---------------           ----------       ------------
Income (loss) before
  income taxes ..............               (9,200.6)                 82.0                (71.0)          (9,189.6)

Provision (benefit) for
  income taxes ..............               (1,355.9)                      (Note D)         4.0           (1,351.9)
                                     ---------------       ---------------           ----------       ------------

Net income (loss) ...........               (7,844.7)                 82.0                (75.0)          (7,837.7)
                                     ---------------       ---------------           ----------       ------------
                                     ---------------       ---------------           ----------       ------------
Weighted average number
  of shares used in basic
  calculations ..............              1,516,676             163,405   (Note E)                      1,680,081
                                     ---------------       ---------------           ----------       ------------
                                     ---------------       ---------------           ----------       ------------
Basic net income (loss)
  per share .................                ($ 5.17)                                                      ($ 4.67)
                                     ---------------                                                  ------------
                                     ---------------                                                  ------------
Weighted average number
  of shares used in basic
  calculations ..............              1,516,676             163,405   (Note E)                        ($ 4.67)
                                     ---------------       ---------------           ----------       ------------
                                     ---------------       ---------------           ----------       ------------
Diluted net income (loss)
  per share .................                ($ 5.17)                                                      ($ 4.67)
                                     ---------------                                                  ------------
                                     ---------------                                                  ------------

                NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS

                               DECEMBER 31, 1997


NOTE 1 - ACCOUNTING POLICIES

     Shoreline Medical Billing Systems (Shoreline) was incorporated in 1994 and all stock is owned by Morris Maybruch. Mr. Maybruch has a 75% ownership interest as a partner in the firm of Maybruch & Cygielman (M&C). Both of these entities markets its services to medical providers offering billing, accounts receivable, collection and business consulting services. Effective January 1, 1998, Mr. Maybruch's interest in both entities was purchased by National Medical Financial Services Corporation (NMFS) (see Note 2).

     For the purpose of these financial statements the combined financial statements are presented to include Shoreline and Mr. Maybruch's 75% partnership interest in M&C with guaranteed payments made to the departing partner reflected as payroll costs & related benefits.

     The combined financial statements will be referred to as "Shoreline Medical Billing Systems". Effective January 1, 1998, M&C partnership was dissolved. Mr. Maybruch consulting activities subsequent to December 31, 1997 will be conducted through NMFS.

NOTE 2 - SALE OF ASSETS TO NMFS

     Effective January 1, 1998, NMFS purchased certain assets of Shoreline and Mr. Maybruch's 75 percent interest in M&C for total consideration of $1,313,702. Cash consideration amounted to $913,702 with stock consideration of an additional $400,000. As of January 1, 1998, 163,405 shares of NMFS stock was issued to Mr. Maybruch. Additional shares of NMFS stock may be issued in the future if the market price of the NMFS shares is not sufficient to yield $400,000 and Shoreline operating results achieve levels specified in the purchase agreements.

             A summary of the net assets sold to NMFS is presented below:


                  Accounts receivable              $175,340
                  Fixed assets and software          76,057
                                                   --------
                                                   $251,397
                                                   --------
                                                   --------


                NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS

                               DECEMBER 31, 1997


     The accompanying proforma financial statements as of December 31, 1997 gives effect to the acquisition of Shoreline as if the transaction occurred on January 1, 1997.

Proforma Balance Sheet Adjustments

A. To record the acquisition of Shoreline, NMFS acquired certain assets for total consideration of $1,313,702. Cash consideration amounted to $913,702 with stock consideration of and additional $400,000. Net assets acquired were as follows:



         Accounts receivable                  $175,340
         Fixed assets and software              76,057
                                              --------
                                              $251,397
                                              --------
                                              --------


          Goodwill of $1,063,000 has been recognized to account for the excess of purchase price over assets acquired.

Proforma Income Statement Adjustments

     B. Shoreline income for the year ended December 31, 1997 has been combined with NMFS.

     C.   Amortization of goodwill over 15 year life.

     D.   Provisions for income taxes at estimated income tax rate of 40%.

     E. Weighted average shares increased by 163,405 shares as if these shares were issued on January 1, 1997 and were outstanding for the entire year.